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                                                                EXHIBIT 99.3


                                    RESTATED
                   1989 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                             FOR CYBEX CORPORATION

         PURPOSE.

         This 1989 Employee Incentive Stock Option Plan (the "Plan") of Cybex Corporation (the "Corporation"), is intended as an incentive for key employees which will foster increased productivity, encourage them to remain in the employ of the Corporation and enable them to acquire or to increase their proprietary interest in the Corporation. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the 1954 Internal Revenue Code, as amended.

         ADMINISTRATION.

         The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of no less then two members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Action taken by majority of the Committee at which a quorum is present, or action approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Members of the Committee shall be eligible to receive options under the Plan if they are otherwise qualified to receive such options. The Committee shall from time to time at its discretion select the employees who shall be granted options and the amount of stock to be optioned to each such employee.

         The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.






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         ELIGIBILITY.

         The persons who shall be eligible to receive options shall be such employees (including officers) of the Corporation and its subsidiaries as the Committee shall select from time to time. The determination of whether a corporation is a subsidiary of the Corporation shall be made in accordance with
Section 425(f) of the Internal Revenue Code, as amended. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him or her by the Committee.
In selecting the individuals to whom options shall be granted, as well as determining the number of shares subject to each option, the Committee shall weigh the position and responsibility of the individual being considered, the nature of his or her services, his or her present and potential contributions to the Corporation and such other factors as the Committee shall deem relevant to accomplish the purpose of this Plan. No option shall be granted to an employee who, immediately after such option is granted, owns or has rights to stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation unless such option is granted at a price which is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

         STOCK.

         The stock subject to the options shelf be shares of the Corporation's authorized but unissued or reacquired $.01 par value common stock hereafter sometimes called "Capital Stock." The aggregate number of shares which may be issued under options shall not exceed 400,000 shares of Capital Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 5(h) of the Plan.

         In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.





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         TERMS AND CONDITIONS OF OPTIONS.

         The granting of any option hereunder shall not impose upon the Corporation any obligation to retain the optionee in its employ for any period. Stock options granted Pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                 Number of Shares.

                 Each option shall state the number of shares to which it pertains.

                 Option Price.

                 Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Capital Stock of the Corporation on the date of the granting of the option. The Board of Directors shall have full authority and discretion to establish the option price for the shares of Capital Stock. The Board of Directors and the Committee shall be fully protected in acting under this Plan. No option may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under the Internal Revenue Code for incentive stock options that may be granted to a single employee. Should it be determined that any option granted under the Plan exceeds such maximum, the option shall be null and void to the extent, but only to the extent, of such excess. Section 422A(b)(8) of the Internal Revenue Code presently provides that the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted options in any calendar year under all incentive stock option plans of the Corporation shall not exceed $100,000 plus any unused limit carryover (as defined in the Code) to such year.

                 Medium and Time of Payment.

                 The option price shall be payable in cash or by means of unrestricted shares of the Corporation's Capital Stock or any combination thereof upon the exercise of the option. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered





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payment in Cash.  In the event of payment in the Corporation's Capital Stock, the shares used in payment of the purchase price shall be taken at the fair market value thereof.

                 Term and Exercise of Options.

                 No option shall be exercisable either in whole or in part prior to twenty four (24) months from the date it is granted. Each option shall be exercisable two (2) years after the date of grant. Each option must be fully exercised five (5) years after the date of grant. An option may be exercised in part prior to its expiration date. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable other then by will or the laws of descent and distribution. No option shall be exercisable after the expiration of five (5) years from the date it is granted.

                 Prior Outstanding Option.

                 No incentive stock option issued hereunder shall be exercisable by the optionee if such optionee has any prior incentive stock option outstanding. An incentive stock option shall be treated as outstanding until such option is exercise in full or expires by reason of lapse of time.

                 Termination of Employment Except Death.

                 In the event that an optionee shall cease to be employed by the Corporation or its subsidiaries for any reason other than his death, disability or retirement with consent of the Corporation, all options held by him pursuant to the Plan which are exercisable but which have not previously been exercised at the date of such termination shall terminate immediately and become void and of no effect, provided, however, that the Committee shall have the right to extend the exercise period not in excess of three months following the date of termination of optionee's employment unless it expires within the three month period. If the termination is due to disability, or to retirement with the consent of the Corporation, such disabled or retiring optionee shall have the right to exercise his options which have not previously been exercised at the date of such termination of employment at any time within three months after such termination, subject to the condition that no option shall be exercisable after the expiration of five





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(5) years from the date it is granted.  Whether termination of employment is due to disability or is to be considered a retirement with the consent of the Corporation shall be determined by the Committee, which determination shall be final and conclusive.

                 Authorized leaves of absence or absence for military service shall not constitute termination of employment for the purpose of the Plan.

                 Death of Optionee and Transfer of Option.

                 If the optionee shall die, either while in the employ of the Corporation, or within a period of three (3) months after termination of employment as a result of disability, or retirement with the consent of the Committee, and shall not have fully exercised an option which is exercisable at such time, the option may be exercised by the optionee's executors or administrators or by any person or persons who shall have acquired the option from the optionee directly by bequest or inheritance. In no event, however, shall the option be exercisable more than five (5) years after the date such option is granted, or more then (3) three months after the optionee's demise. In the event an option is transferred to an optionee's executors or administrators, to the distributees of the estate, or to a person to whom such right devolves by reason of the optionee's death, then the option shall be nontransferable by the optionee's executor or administrator or by such person, except that the option may be distributed by the optionee's estate entitled thereto.

                 Recapitalization.

                 Subject to any required action by the stockholders, the number of shares of Capital Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock) or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

                 Subject to any required action by the stockholders, if the Corporation shall be the





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surviving Corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving Corporation shall cause each outstanding option to terminate upon the payment of the difference, if any, between the exercise price per share of each share covered by the option and the fair market value of such stock on the date of dissolution, liquidation, merger, or consolidation as if the option had been exercised on such date.

                 In the event of a change in Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

                 To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended.

         Except as hereinbefore expressly provided in this Article 5 (h), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

                 The grant of an option pursuant to the Plan shall not affect in any way the right or





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power of the Corporation to make adjustments, reclassification reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                 Rights as a Stockholder.

                 An optionee or a transferee of an option shall have no rights as stockholder with respect to any shares covered by his option until the date issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
Article 5 (h) hereof.

                 Modification, Extension and Renewal of Options.

                 Subject to the terms of the Plan and the limitations of the Plan contained in Article 5 (e), the Committee may modify, extend or renew outstanding option granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not heretofore exercised). The Committee shall not, however modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option heretofore granted under the Plan.

                 Restrictions Affecting Stock Purchased.

                 Since the shares of stock purchased upon exercise of the options will not be registered, transfer of such shares will also be restricted under federal and state securities laws. The shares may not be transferred unless registered under the applicable securities laws or unless an exemption from the registration requirements is available. The certificates evidencing the shares purchased will bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN (I) ACQUIRED FOR INVESTMENT: (II) ISSUED AND SOLD IN RELIANCE UPON





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                 THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF
                 ALABAMA (THE "ACT") PROVIDED BY ALABAMA CODE OF 1975 SECTION 8-6-11 AND (III) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SECURITIES CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR THE 1933 ACT ARE IN EFFECT WITH REGARD THERETO OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."


Due to the absence of any public or other market for the sale of the stock and because of the restrictions on transfer of the stock a purchaser of the stock may be required to retain his stock indefinitely. In the event the optionee receives an offer of purchase from a third party with respect to such Capital Stock which he desires to accept, the optionee shall first offer the shares for sale to the Corporation at a price and on such terms as the optionee may determine. The optionee shall give the Corporation thirty days' prior written notice of such price and terms at which the optionee is willing to sell the shares of Capital Stock. During such thirty day period the Corporation shall have the right to accept the optionee's offer of sale. If, however, the Corporation notifies the optionee that it does not elect to exercise its right of first refusal herein granted, or if the Corporation does not exercise such right of first refusal by giving written notice thereof to the optionee within such thirty day period, then the optionee shall be free to sell the shares of Capital Stock to any third party, but at a price no lower then the price quoted the Corporation. If the optionee does not sell the shares within ninety days after the notice of sale was given to the Corporation, then the optionee shall be required to reoffer the shares to the Corporation in accordance with the procedure outlined above. The term of this right of first refusal shall be for five (5) years from the date the Capital Stock is acquired by exercise of an option pursuant to this Plan.

                 Unless the Corporation otherwise consents in writing, or unless the optionee offers the shares for sale to the Corporation pursuant to the first right of refusal described above, the





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optionee shall not transfer by gift or otherwise the shares of Capital Stock acquired pursuant to the exercise of an option granted under this Plan for a period of five years following the date of such acquisition. In the event of the death of an optionee, the shares of Capital Stock owned by him and acquired pursuant to the exercise of an option under this Plan may pass by bequest of intestate succession without first offering such shares for sale to the Corporation under the first right of refusal described above. However, any such transferee of the share Capital Stock taken by reason of the optionee's death, shall take such shares subject to the Corporation's first right of refusal.

                 The certificate evidencing the shares of Capital Stock acquired by optionee pursuant to the exercise of an option granted under the Plan shall bear following restrictive legend:

                 "THE HOLDER OF THESE SHARES MAY NOT TRANSFER THEM WITHOUT FIRST OFFERING TO SELL THEM TO THE CORPORATION FOR THE SAME TERMS OFFERED TO HOLDER BY ANY OTHER PARTY."


                 Other Provisions.

                 The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option as the Committee shall deem advisable. Any such option agreement shall contain limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1954. It shall be permissible for the Committee to adopt the terms and conditions applicable to the options granted hereunder by reference this Plan in the notice of grant provided a copy of the Plan is furnished the optionee or attached to such notice.

         TERM OF PLAN.

         Options may be granted pursuant to the Plan from time to time within a period of seven (7) years commencing November 1, 1989 and ending October 31, 1996.





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         INDEMNIFICATIONS OF COMMITTEE.

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actual and necessarily incurred in connection with the defense of any action, suit proceeding, or in connection with any appeal therein, to which they or any of the may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by the in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that with sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, handle and defend the same.

         AMENDMENT OF THE PLAN.

         The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options suspend or discontinue the Plan or revise or amend it in any respect whatsoever without approval of the stockholders, however, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, extend the term of the Plan, decrease the price at which options may be granted, or remove the administration of the Plan from the Committee. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422A of the Internal Revenue Code of 1954.

         APPLICATION OF FUNDS.

    The proceeds received by the Corporation from the sale of Capital Stock pursuant to




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options will be used for general corporate purposes.

         NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

         APPROVAL OF STOCKHOLDERS.

         The Plan shall not take affect until approved by the holders of a majority of the outstanding shares of Capital Stock of the Corporation, which approval must occur within the period beginning six (6) months before and ending six (6) months after the date the Plan is adopted by the Board of Directors.